UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2010

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

133 South WaterSound Parkway, WaterSound, Florida		32413
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	850-588-2250

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2010, The St. Joe Company ("St. Joe") entered into a new pulpwood supply agreement with Smurfit-Stone Container Corporation. The agreement, which is effective immediately, provides for the sale of approximately 3.9 million tons of pulpwood over a seven year term. The new agreement replaces an existing pulpwood supply agreement with Smurfit-Stone that was scheduled to expire in June 2012. The new agreement provides for improved pricing, as well as predictable demand for much of St. Joe’s pulpwood harvest.

The pricing under the agreement approximates market pricing using a formula based on published prices for pulpwood. The agreement is assignable by St. Joe, in whole or in part, to purchasers of its properties or any interest therein. The agreement does not constitute a lien, encumbrance or use restriction on any of St. Joe’s properties.

A copy of a press release regarding the pulpwood supply agreement is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated November 22, 2010.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

November 22, 2010	By:	/s/ Reece B. Alford

Name: Reece B. Alford
Title: Senior Vice President, Corporate Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 22, 2010.